Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of July 1, 2022, by and among Zurn Water Solutions Corporation, a Delaware corporation (the “Company”), and each of the stockholders listed on Schedule A hereto, each of whom is referred to herein as a “ Holder” and collectively, the “Holders”.

RECITALS

WHEREAS, on February 12, 2022, the Company, Elkay Manufacturing Company, a Delaware corporation (“Elkay”), Zebra Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Elkay Interior Systems International, Inc., as representative of the stockholders of Elkay for certain purposes described therein, entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in therein, Merger Sub is merging with and into Elkay, such that the separate existence of Merger Sub shall cease, and Elkay shall continue as the surviving corporation and a wholly-owned subsidiary of Zebra (collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the closing of the Transactions in accordance with the Merger Agreement, on the Closing Date, the Holders are receiving shares of Common Stock of Zebra in accordance with the terms of the Merger Agreement (the shares of Common Stock issued to the Holders pursuant to the Merger Agreement, the “Shares”); and

WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Holders’ registration rights with respect to the Shares and certain rights and obligations of the Holders and the Company related thereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

1.1            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2            “Agreement” has the meaning in the preamble hereto.

1.3            “Board of Directors” means the board of directors of the Company.

1.4            “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.5            “Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

1.6            “Company” has the meaning in the preamble hereto.

1.7            “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8            “Directing Party” means, with respect to any trust, a party or parties having the power pursuant to the express terms of the governing trust instrument of such trust to direct the trustee of such trust with respect to the ownership, voting, transfer or other disposition of such trust's Shares.

1.9            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.10            “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan or (ii) a registration on Form S-4.

1.11            “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.12            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.13            “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.14            “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

1.15            “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.16            “JMK Family Holders” means (i) Bank of America N.A., as Trustee of the Judith M. Katz Estate Reduction Trust U/A dated June 16, 2020, (ii) Bank of America N.A., as Trustee of the Lee L. Katz Irrevocable Marital Trust U/A dated February 22, 1984, (iii) Bank of America N.A. and Judith M. Katz, as Co-Trustees of the Lee L. Katz Family Trust, (iv) Bank of America N.A. and Judith M. Katz, as Co-Trustees of the Lee L. Katz Marital Trust I, (v) Bank of America N.A. and Judith M. Katz, as Co-Trustees of the Lee L. Katz Marital Trust II and (vi) Judith M. Katz as Trustee of the Judith M. Katz Revocable Trust U/A 8/3/1999.

1.17            “Maximum Amount of Registrable Securities” means Registrable Securities with estimated gross offering proceeds of $400.0 million.

1.18            “Merger Agreement” has the meaning in the recitals hereto.

1.19            Minimum Amount of Registrable Securities” means Registrable Securities with estimated gross offering proceeds of $200.0 million.

1.20            “Other Lock-Up Holders” means each Holder who is not an RCK Family Holder or JMK Family Holder.

1.21            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.22            “RCK Family Holders” means (i) Ice Mountain LLC, (ii) Ronald C. Katz, individually, (iii) Ronald C. Katz, as Trustee of the Katz Voting Stock Trust dated as of 1/6/04 and (iv) The Northern Trust Company, as Trustee of the Katz New VBA Trust dated as of 12/15/2019.

1.23            “Registrable Securities” means, collectively, (i) the Shares of Common Stock which each Holder received pursuant to the Merger Agreement and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares referenced in clause (i); excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 4.1.

1.24            “SEC” means the Securities and Exchange Commission.

1.25            “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.26            “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.27            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.28            “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

2.	Registration Rights. The Company covenants and agrees as follows:

2.1            Demand Registration.

(a)            Form S-1 Demand. Subject to Section 2.1(c) below, at any time after the date that is one hundred eighty (180) days after the date of this Agreement, Holders of Registrable Securities may request (a “Demand Request”) that the Company file a registration statement with the SEC on Form S-1 or, if available, Form S-3 registering their Registrable Securities in an amount reasonably estimated to be not less than the Minimum Amount of Registrable Securities and not more than the Maximum Amount of Securities. If the Company receives a Demand Request then the Company shall: (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement or, if available, a Form S-3 registration statement under the Securities Act covering the lesser of the Maximum Amount of Securities or all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, but in any event no less than the Minimum Amount of Registrable Securities in the aggregate, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(b) and 2.3. To the extent the aggregate amount of Registrable Securities requested to be included in such registration by the Initiating Holders and any other Holders exceeds the Maximum Amount of Securities, then the amount of Registrable Securities of each Holder to be included shall be reduced pro rata based on the holdings of each Holder.

(b)            Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for not publicly disclosing; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the Company may not invoke this right for more than one hundred twenty days in the aggregate in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such tolling period.

(c)            The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is sixty (60) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) after the Company has effected one (1) registration pursuant to Section 2.1(a); A registration shall not be counted as “effected” for purposes of this Section 2.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(c); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(b), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(c).

2.2            [Intentionally Omitted.]

2.3            Underwriting Requirements.

(a)            Any distribution of Registrable Securities covered by a Demand Request pursuant to Section 2.1(a) shall be by means of an underwriting. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)            In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)            For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to three months or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such three-month period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter, from selling any securities included in such registration;

(b)            prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to keep the registration statement effective and comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)            use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)            provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)            promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)            notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6            Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $100,000, of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1, as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7            Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8            Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration except to the extent such information has been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.

(b)            To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)            Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to assume the defense thereof with counsel chosen by the indemnifying party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to a conflict of interest between such indemnified party and any other party represented by such counsel in such action (in the reasonable determination of counsel). The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)            To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

2.9            Reports Under Exchange Act. With a view to making available to the Holders that are Affiliates of the Company the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-1 or Form S-3, the Company shall:

(a)            make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144; and

(b)            furnish to any Holder that is an Affiliate of the Company, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act.

2.10          “Market Stand-off” Agreement.

(a)            Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or the sale of any shares pursuant to a trading plan pursuant to Rule 10b5-1 that was established prior to the restricted period, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.10 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

(b)            To the extent that any Holder is an “insider” or an Affiliate of the Company, such Holder agrees (i) not to sell, transfer or otherwise dispose of any shares of Common Stock in any manner prescribed by Section 2.10(a), including any Registrable Securities registered pursuant to a registration statement, during any “black-out period” implemented by the Company of which such Holder has been notified by the Company, and (ii) to otherwise comply with the Company’s policies and procedures regarding sales, transfers or dispositions of shares of Common Stock that apply generally to “insiders” or Affiliates .

2.11            Termination of Registration Rights. The right of any Holder to request registration of Registrable Securities in any registration pursuant to Sections 2.1 shall terminate upon the third (3rd) anniversary of this Agreement (or such later date that is one hundred eighty (180) days following the expiration of all deferrals of the Company’s obligations pursuant to the Section 2 that remain in effect as of the third (3rd) anniversary of this Agreement).

3.             Agreement Regarding Release of Restricted Shares From Lock-Up Agreements.

3.1            On or prior to the date hereof, each of the Holders has entered into a Standstill and Lock-Up Agreement with the Company in connection with the Transaction (each, a “Lock-Up Agreement” and, collectively, the “Lock-Up Agreements”). The definitions of RCK Family Holders, JMK Family Holders and Other Lock-Up Holders as set forth in Section 1 are hereby incorporated into the Lock-Up Agreements, mutatis mutandis. In addition, clause (H) of Section 2(a) of each of the Lock-Up Agreements is hereby amended and restated in its entirety as follows:

(a)            For each RCK Family Holder, clause (H) of Section 2(a) is hereby amended and restated as follows: “(H) by the Stockholder during each three-month period, commencing with the first full three-month period immediately following the Closing Date and each consecutive three-month period thereafter, in an amount that, together with the aggregate number of Shares Transferred by the other RCK Family Holders during such three-month period (but exclusive of any Transfers of Shares made by such Stockholder pursuant to any of the preceding clauses (A) through (G) of this Agreement or made by any other RCK Family Holder pursuant to any of the corresponding clauses of the Other Lock-Up Agreements) shall not exceed the RCK Maximum Released Amount (as defined in the Registration Rights Agreement); provided that, notwithstanding anything to the contrary contained herein, a Permitted Transferee shall not be entitled to Transfer Shares pursuant to clause (H) of Section 2(a).”

(b)            For each JMK Family Holder, clause (H) of Section 2(a) is hereby amended and restated as follows: “(H) by the Stockholder during each three-month period, commencing with the first full three-month period immediately following the Closing Date and each consecutive three-month period thereafter, in an amount that, together with the aggregate number of Shares Transferred by the other JMK Family Holders during such three-month period (but exclusive of any Transfers of Shares made by such Stockholder pursuant to any of the preceding clauses (A) through (G) of this Agreement or made by any other JMK Family Holder pursuant to any of the corresponding clauses of the Other Lock-Up Agreements) shall not exceed the JMK Maximum Released Amount (as defined in the Registration Rights Agreement); provided that, notwithstanding anything to the contrary contained herein, a Permitted Transferee shall not be entitled to Transfer Shares pursuant to clause (H) of Section 2(a).”

(c)            For each Other Lock-Up Holder, clause (H) of Section 2(a) is hereby amended and restated as follows: “(H) by the Stockholder during each three-month period, commencing with the first full three-month period immediately following the Closing Date and each consecutive three-month period thereafter, in an amount that, together with the aggregate number of Shares Transferred by the other Other Lock-Up Holders during such three-month period (but exclusive of any Transfers of Shares made by such Stockholder pursuant to any of the preceding clauses (A) through (G) of this Agreement or made by any other Other Lock-Up Holder pursuant to any of the corresponding clauses of the Other Lock-Up Agreements) shall not exceed the Other Lock-Up Holder Maximum Released Amount (as defined in the Registration Rights Agreement); provided that, notwithstanding anything to the contrary contained herein, a Permitted Transferee shall not be entitled to Transfer Shares pursuant to clause (H) of Section 2(a).”

3.2            Contemporaneously with the execution of this Agreement:

(a)            Each of the RCK Family Holders is entering into a Share Release Agreement with the other RCK Family Holders (the “RCK Share Release Agreement”) providing that each of the RCK Family Holders may Transfer (as defined in the Lock-Up Agreements) their Restricted Shares (as defined in the Lock-Up Agreements) during each three-month period after the Closing Date (as defined in the Merger Agreement), commencing with the first full three-month period after Closing Date and each consecutive three-month period thereafter, in an amount that shall not exceed 248,028 for all RCK Family Holders collectively (the “RCK Maximum Released Amount”).

(b)            Each of the JMK Family Holders is entering into a Share Release Agreement with the other JMK Family Holders (the “JMK Share Release Agreement”) providing that each of the JMK Family Holders may Transfer (as defined in the Lock-Up Agreements) their Restricted Shares (as defined in the Lock-Up Agreements) during each three-month period after the Closing Date (as defined in the Merger Agreement), commencing with the first full three-month period after Closing Date and each consecutive three-month period thereafter, in an amount that shall not exceed 248,028 for all JMK Family Holders collectively (the “JMK Maximum Released Amount”).

(c)            Each of the Other Lock-Up Holders is entering into a Share Release Agreement with the other Other Lock-Up Holders (the “Other Lock-Up Holder Share Release Agreement”) providing that each of the Other Lock-Up Holders may Transfer (as defined in the Lock-Up Agreements) their Restricted Shares (as defined in the Lock-Up Agreements) during each three-month period after the Closing Date (as defined in the Merger Agreement), commencing with the first full three-month period after Closing Date and each consecutive three-month period thereafter, in an amount that shall not exceed 248,028 for all Other Lock-Up Holders collectively (the “Other Lock-Up Holder Maximum Released Amount”).

3.3            Pursuant to the RCK Share Release Agreement, the JMK Share Release Agreement and the Other Lock-UP Holder Share Release Agreement, as applicable, each of the Holders has agreed to the procedures by which the Holders will determine how many Restricted Shares may or will be sold by each Holder during each three-month period. For the avoidance of doubt, in no event shall (a) the RCK Family Holders, collectively, Transfer (as defined in the Lock-Up Agreements) Restricted Shares (as defined in the Lock-Up Agreements) pursuant to Section 2(a)(H) of their respective Lock-Up Agreements during any three-month period after the Closing Date (as defined in the Merger Agreement) in an amount that collectively exceeds the RCK Maximum Released Amount; (b) the JMK Family Holders, collectively, Transfer (as defined in the Lock-Up Agreements) Restricted Shares (as defined in the Lock-Up Agreements) pursuant to Section 2(a)(H) of their respective Lock-Up Agreements during any three-month period after the Closing Date (as defined in the Merger Agreement) in an amount that collectively exceeds the JMK Maximum Released Amount; and (c) the Other Lock-Up Holders, collectively, Transfer (as defined in the Lock-Up Agreements) Restricted Shares (as defined in the Lock-Up Agreements) pursuant to Section 2(a)(H) of their respective Lock-Up Agreements during any three-month period after the Closing Date (as defined in the Merger Agreement) in an amount that collectively exceeds the Other Lock-Up Holder Maximum Released Amount.

4.	Miscellaneous.

4.1            Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; or (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one (1) or more of such Holder’s Immediate Family Members;; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.8 and 2.10. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2            Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

4.3            Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5            Notices.

(a)            All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or (as to the Company) to the principal office of the Company and to the attention of the Chief Executive Officer, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 4.5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, attention R. Alec Dawson (alec.dawson&morganlewis.com), Andrew L. Milano (andrew.milano@morganlewis.com) and Allison D. Gargano (Allison.gargano@morganlewis.com).

(b)            Consent to Electronic Notice. Each Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Holder’s name on Schedule A hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Holder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

4.6            Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding; provided that that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, modification, termination, or waiver applies to all Holders in the same fashion. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 4.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one (1) or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.7            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

4.8            Entire Agreement. This Agreement, the Merger Agreement and the Related Agreements (including all exhibits and schedules hereto and thereto), constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.9            Forum Selection and Consent to Jurisdiction. Each party agrees: (a) to submit to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County, and should such Delaware Court of Chancery decline or not exercise jurisdiction, any Delaware State court sitting in New Castle County, unless the federal courts have exclusive jurisdiction, in which case the federal courts located in New Castle County in the State of Delaware (such courts, including appellate courts therefrom, the “Specified Courts”) for any Proceeding (as defined in the Merger Agreement) arising out of or relating to this Agreement, (b) to commence any Proceeding arising out of or relating to this Agreement only in the Specified Courts, (c) that service of any process, summons, notice or document by U.S. registered mail to the address of such party set forth in Section 4.5 will be effective service of process for any Proceeding brought against such party in any of the Specified Courts, (d) to waive any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement contemplated hereby in the Specified Courts, and (e) to waive and not to plead or claim that any such Proceeding brought in any of the Specified Courts has been brought in an inconvenient forum.

4.10            Waiver of Trial by Jury. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

4.11            Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.12            Stock Adjustments. In the event of any change to the form or nature of the Company’s Common Stock (or securities convertible thereto or exchangeable or exercisable therfor) issued and outstanding during the term of this Agreement as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, exchange or readjustment of shares, merger, issuer tender or exchange offer, or other similar transaction (which, for the avoidance of doubt, shall not include the exercise, issuance, exchange, repurchase, forfeiture or similar actions with respect to stock options or securities convertible into or exercisable or exchangeable for Common Stock), references to specific number of shares of Common Stock contained herein shall be equitably adjusted, without duplication, to provide the parties with the same economic effect, rights and obligations contemplated by this Agreement prior to such change.

4.13            Trustee Capacity. To the extent any signatory to this Agreement is acting in a fiduciary capacity (e.g., as trustee of a trust), then the provisions of this Agreement shall apply only to the signatory in its fiduciary, and not its corporate or individual, capacity. Without limiting the generality of the foregoing, for purposes of this Agreement, a signatory’s Affiliates shall be determined only in reference to the signatory’s fiduciary capacity; i.e., neither a Directing Party under the governing trust instrument creating the fiduciary capacity, nor an entity that directly or indirectly Controls, is under common Control with, or is Controlled by the signatory in its corporate, but not in its fiduciary capacity, is an Affiliate for purposes of this Agreement.

4.14            Effect on Lock-Up Agreements. Except as expressly amended by this Agreement, each of the Lock-Up Agreements shall remain in full force and effect in accordance with its original terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

ZURN WATER SOLUTIONS CORPORATION

By:	/s/ Todd A. Adams

Name: Todd A. Adams

Title: President and Chief Executive Officer

HOLDERS:

Ice Mountain LLC

By:	/s/ John R. Thickens
Name: John R. Thickens – Northern Trust Company
Title: Trustee

Ronald C. Katz

By:	/s/ Ronald C. Katz
Name: Ronald C. Katz

RONALD C. KATZ AS TRUSTEE OF THE KATZ VOTING STOCK TRUST DATED 1/16/04

By:	/s/ Ronald C. Katz
Name: Ronald C. Katz
Title: Trustee

The Northern Trust Company, as Trustee of the Katz New VBA Trust dated as of December 15, 2019

By:	/s/ John R. Thickens
Name: John R. Thickens – Northern Trust Company
Title: Trustee

Bank of America N.A., as Trustee of the Judith M. Katz Estate Reduction Trust, U/A dated June 16, 2020

By:	/s/ Sam Munn
Name: Sam Munn on behalf of Bank of America N.A.
Title: Trustee

Bank of America N.A., as Trustee of the Lee L. Katz Irrevocable Marital Trust U/A dated February 22, 1984

By:	/s/ Sam Munn
Name: Sam Munn on behalf of Bank of America N.A.
Title: Co-Trustee

Bank of America N.A. and Judith M. Katz, as Co-Trustees of the Lee L. Katz Family Trust

By:	/s/ Sam Munn
Name: Sam Munn on behalf of Bank of America N.A.
Title: Co-Trustee

By:	/s/ Judith M. Katz
Name: Judith M. Katz
Title: Co-Trustee

Bank of America N.A. and Judith M. Katz, as Co-Trustees of the Lee L. Katz Marital Trust I

By:	/s/ Sam Munn
Name: Sam Munn on behalf of Bank of America N.A.
Title: Co-Trustee

By:	/s/ Judith M. Katz
Name: Judith M. Katz
Title: Co-Trustee

Bank of America N.A. and Judith M. Katz, as Co-Trustees of the Lee L. Katz Marital Trust II

By:	/s/ Sam Munn
Name: Sam Munn on behalf of Bank of America N.A.
Title: Co-Trustee

By:	/s/ Judith M. Katz
Name: Judith M. Katz
Title: Co-Trustee

JUDITH M. KATZ AS TRUSTEE OF THE JUDITH M. KATZ REVOCABLE TRUST U/A DATED 8/3/99

By:	/s/ Judith M. Katz
Name: Judith M. Katz
Title: Trustee

Huntington National Bank, as Trustee of the Linda Katz Trust FBO William Hamilton

By:	/s/ Bob Schoonmaker
Name: Bob Schoonmaker, on behalf of Huntington National Bank
Title: Trustee

Huntington National Bank, as Trustee of the Linda Katz Trust GST Exempt FBO William Hamilton

By:	/s/ Bob Schoonmaker
Name: Bob Schoonmaker, on behalf of Huntington National Bank
Title: Trustee

William E. Hamilton

By:	/s/ William E. Hamilton
Name: William E. Hamilton

William E. Hamilton IV Trust

By:	/s/ William E. Hamilton
Name: William E. Hamilton
Title: Trustee

National Advisors Trust Company, as Trustee of the Linda Katz Trust FBO Lee Hamilton

By:	/s/ Sam Burnett
Name: Sam Burnett, on behalf of National Advisors Trust Co.
Title: Trustee

National Advisors Trust Company, as Trustee of the Linda Katz Trust GST Exempt FBO Lee Hamilton

By:	/s/ Sam Burnett
Name: Sam Burnett, on behalf of National Advisors Trust Co.
Title: Trustee

National Advisors Trust Company, as Trustee of the Lee Hamilton Irrevocable Trust.

By:	/s/ Sam Burnett
Name: Sam Burnett, on behalf of National Advisors Trust Co.
Title: Trustee

Errol R. Halperin

By:	/s/ Errol R. Halperin
Name: Errol R. Halperin

Errol R. Halperin, as Trustee Under Declaration of Trust dated July 8, 1996

By:	/s/ Errol R. Halperin
Name: Errol R. Halperin
Title: Trustee

Timothy J. Jahnke

By:	/s/ Timothy J. Jahnke
Name: Timothy J. Jahnke

John P. Edl

By:	/s/ John P. Edl
Name: John P. Edl